                                                                    Exhibit 2.1

--------------------------------------------------------------------------------




                               PURCHASE AGREEMENT

                                     between

                       CRONOS EQUIPMENT (BERMUDA) LIMITED

                                       and

                                    CF LEASING LTD.


                                   Dated as of

                               September 18, 2002

--------------------------------------------------------------------------------

ALL RIGHT, TITLE AND INTEREST OF CF LEASING LTD. IN AND TO THIS PURCHASE AGREEMENT HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF FORTIS BANK (NEDERLAND) N.V., AS AGENT, UNDER THE LOAN AGREEMENT, DATED AS OF SEPTEMBER 18, 2002, FOR THE BENEFIT OF THE FINANCIAL INSTITUTIONS PARTY THERETO.

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I DEFINITIONS                                                                     1

                1.1     Definitions.......................................................1

ARTICLE II TRANSFER OF CONTAINERS                                                         5

                2.1     Purchase and Sales of Containers..................................5

                2.2     Intention of Parties..............................................5

                2.3     Substitution of Containers........................................7

                2.4     Required Financing Statements and Registration of Charges;
                        Marking of Records................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES                                               10

                3.1     Representations and Warranties of Seller.........................10

                3.2     Representations and Warranties of Borrower.......................16

                3.3     Repurchase of Containers by Seller...............................19

ARTICLE IV COVENANTS OF SELLER AND BORROWER                                              19

                4.1     Seller Covenants.................................................19

                4.2     Borrower Covenants...............................................22

ARTICLE V CONDITIONS PRECEDENT                                                           23

                5.1     Conditions to Borrower Obligations...............................23

                5.2     Conditions to Seller's Obligations...............................23

ARTICLE VI TERMINATION                                                                   24

                6.1     Termination......................................................24

                6.2     Effect of Termination............................................24

ARTICLE VII INDEMNIFICATION PAYMENTS                                                     24

                7.1     Indemnification..................................................24


                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                        Page
                                                                                        ----
ARTICLE VIII MISCELLANEOUS PROVISIONS                                                    25

                8.1     Amendment........................................................25

                8.2     Governing Law....................................................25

                8.3     Notices..........................................................25

                8.4     Severability of Provisions.......................................26

                8.5     Assignment.......................................................26

                8.6     Further Assurances...............................................26

                8.7     No Waiver; Cumulative Remedies...................................26

                8.8     Counterparts.....................................................27

                8.9     Binding Effect; Third-Party Beneficiaries........................27

                8.10    Merger and Integration; Continued Force and Effect of Prior
                        Purchase Agreement...............................................27

                8.11    Headings.........................................................27

                8.12    Schedules and Exhibits...........................................27

                8.13    General Interpretive Principles..................................27

                8.14    Third Party Beneficiaries........................................28

                8.15    Consent To Jurisdiction..........................................28

                8.16    Judgment Currency................................................29

                8.17    Waiver Of Jury Trial.............................................29

                8.18    Waiver of Immunity...............................................30


                                LIST OF EXHIBITS

                                                             Primary Section
Exhibit                    Description                          Reference
-------       --------------------------------               ---------------
   A          List of Containers                                  2.1(a)
   B          Form of Container Sale Agreement                    2.2(f)(i)
   C          List of Lenders                                     3.1(q)

                               PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT, dated as of September 18, 2002 (this "Purchase Agreement"), is entered into by and between CRONOS EQUIPMENT (BERMUDA) LIMITED ("CEBL" or the "Seller"), a company organized and existing under the laws of Bermuda, located at Clarendon House, Church Street, Hamilton HM 11, Bermuda, and CF LEASING LTD., a limited liability company organized and existing under the laws of Bermuda (the "Borrower") located at Clarendon House, Church Street, Hamilton HM 11, Bermuda.

                              W I T N E S S E T H :

        WHEREAS, each Seller will sell, transfer and convey to Borrower on the Closing Date, and Borrower will purchase from each Seller on the Closing Date, Containers and Related Transferred Assets upon the terms and conditions hereinafter set forth; and

        WHEREAS, the Containers and Related Transferred Assets transferred hereunder will be pledged by Borrower to the Agent as collateral for the Notes to be issued pursuant to the terms of the Loan Agreement; and

        WHEREAS, each Seller and Borrower agree that Borrower may charge, assign, pledge or hypothecate its rights under this Purchase Agreement, and each Seller hereby acknowledges that Borrower will pledge all of its right, title and interest under this Purchase Agreement to the Agent as collateral security for the obligations of the Borrower under the Loan Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 DEFINITIONS

        Capitalized terms used in this Purchase Agreement shall have the following meanings and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:

        Agent: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Applicable Law: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Authorized Signatory: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Casualty Loss: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Category 1 Container: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Category 2 Container: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Closing Date: September 18, 2002.

        Container: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Container Representations and Warranties: With respect to each Transferred Container and the Related Transferred Assets, the representations and warranties of the Seller as set forth in paragraphs (q), (r), (u), (v), (w) and (cc) of Section 3.1 of this Purchase Agreement.

        Container Sale Agreement: A Container Sale Agreement, substantially in the form of Exhibit B hereto, executed and delivered by each Seller to Borrower in accordance with the terms of this Purchase Agreement.

        Eligible Container: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Fair Market Value: The value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell such property.

        Finance Lease: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Fleet: This term shall have the meaning set forth in the Management Agreement.

        Governmental Authority: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Insolvency Law: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Insolvency Proceeding: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Lease: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Lien: This term shall have the meaning set forth in Section 101 of the Loan Agreement. Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

        List of Containers: The printed list of the Transferred Containers attached hereto as Exhibit A which sets forth the Transferred Containers sold by each Seller to Borrower on the Closing Date. Such list shall be certified by an Authorized Signatory of each Seller and shall include a true and complete list of all Transferred Containers to be delivered on the Closing Date and the following information for each such Transferred Container as of the Closing
Date: (i) the dollar amount paid by such Seller, (ii) the Net Book Value of such Container as of the Closing Date, (iii) the type of Container, (iv) the age of the Container as of the Closing Date, (v) the original equipment cost of such Container and (vi) listing any Lease to which such Container is subject on the Closing Date. Such List of Containers shall be amended from time to time to reflect substitutions pursuant to Section 2.3 hereof and the information set forth above shall be determined as of each Transfer Date for each additional Substitute Container.

        Loan Agreement: The Loan Agreement, dated as of September 18, 2002, by and among the Borrower, the Agent, and the financial institutions from time to time party thereto and all amendments and supplements thereto.

        Management Agreement: This term shall have the meaning set forth in
Section 101 of the Loan Agreement.

        Manager Default: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Manager: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        New Container: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Permitted Liens: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Predecessor Container: This term shall have the meaning set forth in
Section 2.3 hereof.

        Purchase Price: With respect to the Transferred Assets purchased by the Borrower on the Closing Date, an amount equal to $19,289,508 purchased from CEBL.

        Related Transferred Assets: With respect to any Transferred Container, all of the following: (i) all of Seller's right, title and interest in and to, but none of its obligations under, any agreement between a Seller and the manufacturer of each such Transferred Container pursuant to which such Seller acquired a Transferred Container from such manufacturer, and all amendments, additions and supplements hereafter made with respect thereto, (ii) all of Seller's right, title and interest in and to any Lease which such Transferred Container is subject to on the Closing Date, including all lease revenues accrued on or after the Transfer Date, (iii) all right, title and interest of such Seller in and to all payments, proceeds and other amounts which have accrued but have not been paid (including, without limitation, any accrued rental payments from an obligor under a Lease) (a) as of August 31, 2002 to the extent related to such Transferred Container if such Transferred Container is a Category 1 Container, (b) after June 30, 2002, to the extent related to such Transferred Container if such Transferred Container is a Category 2 Container or
(c) as of the Transfer Date to the extent related to such Transferred Container if such Transferred Container is a New Container, and (iv) all payments, proceeds and income of the foregoing or related thereto.

        Solvent: This term shall have the meaning set forth in Section 101 of the Loan Agreement.

        Substitute Container: This term shall have the meaning set forth in
Section 2.3(a) hereof.

        Substitute Container Cut-Off Date: This term shall have the meaning set forth in Section 2.3(a)(ii) hereof.

        Transfer Date: The date on which either (i) a Container is sold by a Seller to the Borrower or (ii) a Substitute Container is transferred by a Seller to the Borrower, in either case in accordance with the terms of this Purchase Agreement.

        Transferred Assets: Collectively, the Transferred Containers and the Related Transferred Assets.

        Transferred Container: Any Container transferred by a Seller to the Borrower pursuant to this Purchase Agreement.

        Warranty Purchase Amount: With respect to any Container, the Purchase Price allocable to such Container.

        Capitalized terms used in this Purchase Agreement and not otherwise defined shall have the meanings set forth in the Loan Agreement.

                                   ARTICLE II

                             TRANSFER OF CONTAINERS

2.1 PURCHASE AND SALES OF CONTAINERS

            (a) Agreement to Sell and Purchase. On and subject to the terms of this Purchase Agreement, the Seller agrees to sell to Borrower on the Closing Date, and Borrower agrees to purchase from such Seller on the Closing Date, all of such Seller's right, title and interest in, to and under the Containers identified on Exhibit A hereto and all Related Transferred Assets. Such sale shall be without recourse to any Seller except as provided in Section 3.3 of this Purchase Agreement. In connection with the sale set forth in this Section 2.1, each Seller shall execute and deliver on or prior to the Closing Date, each of the documents set forth in Section 2.2(f) hereof.

            (b) Conveyance of Containers and Transferred Assets After the Initial Transfer Date. After the Closing Date and provided that no Event of Default or Potential Event of Default has occurred and is continuing, the Borrower may from time to time utilize monies borrowed by the Borrower under the Loan Agreement to purchase from the Seller additional Transferred Assets for a purchase price (the "Purchase Price") equal to the sum of (i) the aggregate Net Book Value of the Transferred Containers and (ii) the aggregate Fair Market Value of the Related Transferred Assets, in each case determined as of the Transfer Date. The Purchase Price for each pool of additional Transferred Assets shall be paid in full by the Borrower on the related Transfer Date through cash proceeds.

            (c) Purchase Price. In consideration of any purchase and sale made pursuant to Section 2.1(a) hereof, Borrower hereby agrees to pay to CEBL on the Closing Date the Purchase Price consisting of a cash payment of $19,289,508 by wire transfer of immediately available funds.

            (d) Borrower's Rights in Transferred Assets. After giving effect to the transfers set forth in Section 2.1 above, Borrower shall have, subject to the restrictions set forth in the Loan Agreement, the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Containers and the Related Transferred Assets, and all of Borrower's right, title and interest in, to and under this Purchase Agreement, on whatever terms the Borrower shall determine. The Borrower shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

2.2 INTENTION OF PARTIES

            (a) The execution and delivery of this Purchase Agreement shall constitute an acknowledgment by each Seller and the Borrower that each intends that the transfers herein contemplated constitute valid sale and/or transfer and conveyance (and not for security) to the Borrower by each Seller of its interest in the

Transferred Containers and the Related Transferred Assets, and an absolute conveyance to the Borrower of good title in such Transferred Assets free and clear of any Liens, and that such Transferred Assets shall not be a part of any Seller's estate in the event of the bankruptcy or the occurrence of another similar event of, or with respect to, a Seller.

            (b) Borrower and each Seller further intend that, following the conveyance of the Transferred Containers pursuant to this Purchase Agreement, such Transferred Containers will be managed by the Manager pursuant to the terms of the Management Agreement.

            (c) Each Seller and the Borrower intend that their operations and business would not be substantively consolidated in the event of the bankruptcy or insolvency of a Seller and that the separate existence of each Seller and the Borrower would not be disregarded in the event of the insolvency or the bankruptcy of any Seller.

            (d) Notwithstanding the intention of the parties as set forth in
Section 2.2(a) above, in the event that a court of competent jurisdiction shall determine that (i) any such Transferred Assets are property of a Seller's bankruptcy estate, (ii) this Purchase Agreement creates a security interest in, and the Seller shall have been deemed as legal and beneficial owner to have charged as legal and beneficial owner, the Transferred Assets as a continuing security for the Purchase Price or (iii) a Seller shall be consolidated with the Borrower in any Insolvency Proceeding, then in such circumstance (x) this Purchase Agreement shall constitute a charge under the laws of Bermuda and, to the extent applicable, a security agreement within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York and (y) the conveyances provided for in Section 2.1 hereof shall be a grant by the applicable Seller to the Borrower of a valid security interest in and each Seller hereby charges in favor of the Borrower a security all of such Seller's right, title and interest in and to the Transferred Assets, which security interest has been assigned to the Agent pursuant to Section 2.2(e) hereof. In the event of the consolidation of a Seller and the Borrower in any Insolvency Proceeding, such security interest will be deemed to have been granted directly to the Agent from the applicable Seller.

            (e) Each Seller understands that the Borrower intends to assign the Transferred Assets and its rights under this Purchase Agreement to the Agent as collateral security for the Borrower's obligations under the Loan Agreement, and hereby consents to the assignment of all or any portion of this Purchase Agreement by the Borrower to the Agent. Each Seller agrees that upon such assignment the Agent may exercise the rights of the Borrower hereunder and shall be entitled to all of the benefits of the Borrower hereunder.

            (f) In connection with any sale of Transferred Assets pursuant to the terms of this Purchase Agreement, each Seller and Borrower shall execute and deliver to the Agent on or before the applicable Transfer Date following such transfer, each of the following:

                (i) A completed Container Sale Agreement;

                (ii) Completed UCC financing or termination statements, registration of charges, memoranda of satisfaction or release of charge or amendment thereto, or documents of similar import described in Section 2.4 hereof together with evidence of filing in the appropriate filing offices and jurisdictions as may be required with respect to the Containers and the Related Transferred Assets; and

                (iii) A supplement to the List of Containers setting forth the information required in the definition of the List of Containers with respect to the Containers transferred by the Container Sale Agreement. Upon delivery of such supplement, the List of Containers shall be deemed to have been amended to incorporate the information contained in such supplement.

            (g) Each Container Sale Agreement shall operate as an assignment, without recourse, representation, or warranty, except for the warranty of title and other representations and warranties specifically set forth in this Purchase Agreement or the related Container Sale Agreement, of all the applicable Seller's right, title, and interest in and to such Transferred Assets, such assignment being an outright assignment and not for security; and the Borrower will thereupon own such Transferred Assets free of any claims of or further obligations to the related Seller with respect thereto.

2.3 SUBSTITUTION OF CONTAINERS

            (a) Each Seller will have the right (exercisable solely at its option) at any time and from time to time to transfer to the Borrower one or more Related Transferred Containers and Related Transferred Assets (the foregoing collectively, a "Substitute Container") for Transferred Containers and Related Transferred Assets subject hereto (the foregoing collectively, a "Predecessor Container") if:

                (i) The Predecessor Container (A) is replaced by a Seller pursuant to the provisions of Section 3.3 of this Purchase Agreement or (B) has suffered a Casualty Loss. In addition to the foregoing, each Seller may transfer a Substitute Container for any Predecessor Container in accordance with the provisions of this Purchase Agreement;

                (ii) (A) on a cumulative basis from the Closing Date, the sum of the Net Book Values (as of the Collection Period immediately preceding a substitution (the "Substitute Container Cut-Off Date")) of all such Substitute Containers acquired by the Borrower since the Closing Date would not exceed 5% of the Net Book Value of all Containers owned by the Borrower on the Substitute Container Cut-Off Date; provided, however, that such limitation shall not apply to substitutions due to a repurchase of a Substitute Container in accordance with (x) Section 3.3 of this Purchase Agreement or (y) Transferred Containers which have suffered a Casualty Loss; and

                (B) the sum of the Net Book Values (as of the related Substitute Container Cut-Off Date) of all Substitute Containers acquired by the Borrower in any twelve-month period shall not exceed 2% of the Net Book Values of all Containers owned by the Borrower on the Substitute Container Cut-Off Date; provided, however, that such limitation shall not apply to substitution due to a repurchase of a Predecessor Container in accordance with (x) Section 3.3 of this Purchase Agreement or (y) Transferred Containers which have suffered a Casualty Loss;

                (iii) as of the Substitute Container Cut-Off Date, the Substitute Containers then being transferred have an aggregate Net Book Value (measured as of the Substitute Container Cut-Off Date) that is equal to or greater than the aggregate Net Book Values of the Predecessor Containers (measured as of the Substitute Container Cut-Off Date) being replaced;

                (iv) as of the Substitute Container Cut-Off Date, the Transferred Assets then being transferred to the Borrower have an aggregate Fair Market Value that is equal to or greater than the Fair Market Value of the Transferred Assets then being transferred to a Seller; and

                (v) each such Substitute Container is an Eligible Container.

If more than one Substitute Container is being transferred on any date, the criteria set forth in clauses (ii), (iii) and (iv) above shall be determined on an aggregate basis.

            (b) Any substitution pursuant to this Section 2.3 shall become effective upon (i) delivery to the Agent and the Borrower of an instrument or instruments transferring to the Borrower all right, title and interest of the applicable Seller in and to the Substitute Containers, (ii) delivery to such Seller by the Borrower of an instrument or instruments transferring to such Seller, without representation or warranty except with respect to all of the Borrower's right, title and interest in and to the Predecessor Containers for which the substitution is being made, and (iii) delivery to the Borrower and the Agent of an amendment to the List of Containers reflecting the deletion of the Predecessor Containers and the addition of the Substitute Containers.

            (c) In conjunction with the delivery of each Manager Report, each Seller shall provide written notice to the Borrower and the Agent of all Substitute Containers transferred to the Borrower during the immediately preceding Collection Period.

2.4  REQUIRED FINANCING STATEMENTS AND REGISTRATION OF CHARGES; MARKING OF
     RECORDS

            (a) In connection with the transfer on the Closing Date and each transfer of additional Transferred Assets on any subsequent Transfer Date, each Seller agrees to record and file, at its own expense, the following UCC financing statements, registration of charges or documents of similar import (and/or amendments to previously filed UCC financing statements or documents of similar import):

                (i) UCC financing statements, registration of charges or documents of similar import (or amendments to existing UCC financing statements, registration of charges or documents of similar import), naming the applicable Seller, as chargor/debtor/seller, the Borrower, as chargee/secured party/purchaser, the Agent, as additional secured party or assignee of the secured party/purchaser, as the case may be, and the Transferred Assets, as collateral. Such financing statements, registration of charges or documents of similar import shall be filed in the appropriate filing offices in the (A) jurisdiction in which the Seller is organized, (B) if different, the jurisdiction in which the Seller maintains its principal place of business, and (C) if the Seller maintains a place of business in the United States, in the jurisdiction in which the Seller maintains such place of business;

                (ii) UCC financing statements, registration of charges or documents of similar import (or amendments to existing UCC financing statements, registration of charges or documents of similar import), naming the Borrower, as debtor, the Agent, as secured party and the Collateral, as collateral. Such UCC financing statements, registration of charges or documents of similar import shall be filed in the appropriate filing offices in the District of Colombia, the jurisdiction in which the Borrower is organized and, if different, in the jurisdiction in which it maintains its principal place of business; and

                (iii) UCC financing statements, registration of charges or documents of similar import, evidencing the release of the security interest of any other Person with respect to any of the Collateral.

            (b) All UCC financing statements, registration of charges or documents of similar import shall meet the requirements of Applicable Law. Each Seller shall deliver to the Borrower (with copies to the Agent) a file-stamped copy of such UCC financing statements, registration of charges or documents of similar import or other evidence of submission of such documents for filing on or prior to each Transfer Date. Nothing contained in this Section 2.4 shall limit a Seller's obligation to file continuation or termination statements in accordance with Section 4.1(k) of this Purchase Agreement and any Applicable Law.

            (c) In connection with each sale or other transfer of Transferred Containers and Related Transferred Assets, the applicable Seller shall, at its own expense on or prior to the Transfer Date, (i) cause its computer records to be marked to show that such Transferred Containers and Related Transferred Assets have been transferred to the Borrower in accordance with this Purchase Agreement and then pledged to the Agent and (ii) prepare an updated List of Containers and deliver such updated List of Containers to the Borrower.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF SELLER

               Each Seller, as to itself, hereby makes the following representations and warranties for the benefit of the Borrower and the Lenders, on which Borrower relies in accepting the conveyance of the Transferred Assets and on which the Lenders rely in entering into, and making the loans pursuant to, the Loan Agreement. Such representations and warranties are made as of the Closing Date, unless otherwise indicated, but shall survive the assignment, transfer and conveyance of the Transferred Assets to Borrower and the pledge of such Transferred Assets to the Agent.

            (a) Organization and Good Standing. Seller is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and own the Transferred Assets and to perform its obligations hereunder and under any Transaction Document to which it is a party, has had no other legal name during the past five years except as stated in the preamble to this Purchase Agreement and does not do business under any other name;

            (b) Due Qualification. Seller is qualified as a foreign entity in each jurisdiction where it is required to be so qualified to conduct its business and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected materially and adversely to affect the ability of Seller to perform its obligations under and comply with the terms of this Purchase Agreement and any other Transaction Document to which it is a party;

            (c) Power and Authority. Seller has the corporate power and authority to execute and deliver this Purchase Agreement and any other Transaction Document to which it is a party and to carry out their terms; Seller has duly authorized the transfer and assignment to Borrower of the Transferred Assets by all necessary corporate action; the execution, delivery, and performance of this Purchase Agreement and any other Transaction Document to which it is a party has been duly authorized by Seller by all necessary corporate action and this Purchase Agreement and any other Transaction Document to which it is a party have been duly executed and delivered by Seller;

            (d) Valid Assignment; Binding Obligations. This Purchase Agreement and any other Transaction Document to which Seller is a party, have been duly authorized, executed and delivered by Seller and constitute a legal, valid, and binding obligation of Seller enforceable against Seller in accordance with their terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (e) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Purchase Agreement and the other Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation, memorandum of association or other organizational document or bye-laws of Seller, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Purchase Agreement, or violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over Seller or any of its properties, in each case which would reasonably be expected to materially and adversely affect the ability of Seller to perform its obligations under and to comply with the terms of this Purchase Agreement and any other Transaction Document to which it is a party;

            (f) No Proceedings or Injunctions. There are (i) no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Purchase Agreement or any other Transaction Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Purchase Agreement or any other Transaction Document to which it is a party, or (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Purchase Agreement or any other Transaction Document to which it is a party and (ii) no injunctions, writs, restraining orders or other orders in effect against Seller that would adversely affect its ability to perform under this Purchase Agreement or any other Transaction Document to which it is a party;

            (g) Insolvency. Seller is Solvent and will not be rendered insolvent by the transactions contemplated by this Purchase Agreement; Seller is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business;

            (h) Principal Place of Business. CEBL's principal place of business and registered office is at Clarendon House, Church Street, Hamilton HM 11, Bermuda and has been maintained at such address for the four months immediately preceding the date hereof; and CEBL does not have an office or place of business in the United States;

            (i) Accounting and Tax Treatment. Seller will treat the sale of the Transferred Assets to Borrower pursuant to this Purchase Agreement as a capital contribution or sale, or a combination of each, of such assets for financial reporting, accounting and income tax purposes;

            (j) Approvals. All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by Seller in connection with the execution and delivery of this Purchase Agreement or any other Transaction Document to which it is a party have been or will be taken or obtained on or prior to the date hereof;

            (k) Governmental Consent. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is or will be necessary or required on the part of Seller in connection with the execution and delivery of this Purchase Agreement or the assignment, contribution, conveyance and transfer of the Transferred Assets hereunder;

            (l) Bulk Transfer Laws. The transfer, assignment and conveyance of the Transferred Assets by Seller to Borrower is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (m) Investment Company. Seller is not an "investment company" or a company controlled by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended;

            (n) Substantive Consolidation. Seller is operated such that Borrower would not be substantively consolidated in the bankruptcy estate of Seller and its separate existence disregarded in the event of Seller's bankruptcy; specifically, Seller: (i) conducts its business in its own name, (ii) maintains its books and records separate from those of any other person, (iii) maintains its bank accounts separate from those of any other person, (iv) maintains separate financial statements, showing its assets and liabilities separate and apart from those of any other person, (v) pays its own liabilities and expenses only out of its own funds, (vi) enters into transactions with an affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate, (vii) allocates fairly and reasonably any overhead expenses that are shared with an affiliate, (viii) holds itself out as a separate entity, (ix) maintains adequate capital in light of its contemplated business operations and (x) observes all other appropriate corporate and other organizational formalities;

            (o) Valid Business Purpose. Seller has valid business reasons for selling the Transferred Assets to Borrower rather than obtaining a loan with such assets as collateral;

            (p) Net Book Values. The sum of the Net Book Values of the Containers transferred to Borrower on the Closing Date by CEBL is $18,839,508;

            (q) Title to Containers. Immediately prior to the sale of the Transferred Assets to Borrower pursuant to the terms of this Purchase Agreement, Seller owned and had good and marketable title to such Transferred Assets, free and clear of all Liens (whether senior, junior, or pari passu), claim or encumbrance of any Person other than (i) the Liens in favor the manufacturers listed on Exhibit C that will be discharged on the Closing Date and (ii) Permitted Liens. The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering the Transferred Assets other than any financing statement or document of similar import (i) relating to the security interest granted to the Borrower in this Purchase Agreement or (ii) that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller. Immediately after the sale of the Transferred Assets to Borrower pursuant to the terms of this Purchase Agreement, title to the Transferred Assets shall be indefeasibly vested in the Borrower;

            (r) Casualty Loss. No Container shall have suffered a Casualty Loss on or prior to the Transfer Date;

            (s) Financial Statements. The consolidated balance sheets of Seller and its Subsidiaries at June 30, 2002 and the consolidated statements of income, retained earnings and cash flows for the fiscal quarters then ended fairly present in all material respects, subject to normal year-end audit adjustments and the absence of footnotes to such statements, the financial condition of Seller and the results of the operations for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

        Since June 30, 2002, there has been no change in the business or condition (financial or otherwise) of any Seller except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Neither any Seller nor any of their respective subsidiaries has any material liabilities or obligations other than those disclosed in the financial statements referred to in the preceding paragraph or for which adequate reserves are reflected in such financial statements or that have been incurred in the ordinary course of business since June 30, 2002;

            (t) Ordinary Course; No Insolvency. The transactions contemplated by this Purchase Agreement and the other Transaction Documents are being consummated by Seller in furtherance of Seller's ordinary business purposes and constitute a practical and reasonable course of action by Seller designed to improve the financial position of Seller, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither as a result of the transactions contemplated by this Purchase Agreement, nor immediately before or after such transactions, will Seller be insolvent or have an unreasonably small capital for the conduct of its business and the payment of anticipated obligations;

            (u) Specifications. Each Container transferred to the Borrower conforms to the Seller's standard specifications for that type and age of Container and to any applicable standards promulgated by the international standards organization;

            (v) No Violation of Lease. The sale and conveyance to the Borrower of the Transferred Assets will not violate the terms or provisions of any applicable Lease or any other agreement to which Seller then is a party or by which it is bound;

            (w) Rights to Leases are Assignable; Bankrupt Lessees. The rights with respect to each Lease transferred by such Seller to such Borrower pursuant to this Purchase Agreement are assignable by Seller without the consent of any Person other than consents which will have been obtained on or before the related Transaction Date; and to Seller's knowledge, no Leases are with any Lessee that is bankrupt as of the date hereof;

            (x) All Necessary Action Taken. Immediately after each of the sales and conveyances to the Borrower as contemplated in this Purchase Agreement, all necessary action will have been taken by the Seller to validly transfer and convey to the Borrower (a) all right, title and interest of the Seller in and to payments then due under each Lease to the extent related to a Transferred Container and all scheduled lease payments to become due thereunder which relate to a Transferred Container and (b) all right, title and interest of the Seller in and to the related Transferred Containers;

            (y) [Reserved];

            (z) Compliance With Leases. Seller has performed all obligations to be performed by it under the terms of the Leases prior to the date hereof, and is not in violation of its obligations under the Leases, which violation would result in a Material Adverse Change;

            (aa) [Reserved]. Not more than twenty percent (20%) (measured by Net Book Value) of the Transferred Containers shall be subject to a Finance Lease;

            (bb) Ordinary Course of Business. All Leases related to Transferred Containers were originated in the ordinary course of business of the Seller's business;

            (cc) Purchase Price. The purchase price paid by the Seller to acquire the Transferred Containers was not greater than the Fair Market Value of such Transferred Containers at such time as the Transferred Containers were acquired by the Seller;

            (dd) Lessees. The Transferred Containers are leased to marine cargo users (primarily shipping lines);

            (ee) [Reserved].

            (ff) [Reserved].

            (gg) [Reserved].

            (hh) Compliance With Law. The Seller:

                 (i) is not in violation of (A) any laws, ordinances, governmental rules or regulations, the violation of which would result in a Material Adverse Change or (B) court orders to which it is subject;

                 (ii) has not failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business including, without limitation, with respect to transactions contemplated by this Purchase Agreement and the other Transaction Documents to which it is a party; and

                 (iii) is not in violation in any respect of any term of any agreement, certificate of incorporation, memorandum of association, bye-law or other instrument to which it is a party or by which it may be bound, which violation or failure (as referenced in clause (i) or (ii) above or this clause
(iii)) to obtain would, individually or in the aggregate, materially adversely affect (A) the business or condition (financial or otherwise) of the Seller individually, or the Seller and its subsidiaries taken as a whole, or (B) the interest of the Lenders or Agent in any Transferred Asset;

            (ii) Assets and Liabilities.

                 (i) Both immediately before and after giving effect to the assignment, transfer and contribution of the Leases (including the right to receive all payments due or to become due thereunder) and related Transferred Containers, the present fair market value of each Seller's assets will be in excess of the amount that will be required to pay that Seller's probable liabilities as they then exist and as they become absolute and matured; and

                 (ii) Both immediately before and after giving effect to the assignment, transfer and sale of the Transferred Assets, the sum of each Seller's assets will be greater than the sum of that Seller's debts, valuing that Seller's assets at a fair market value;

            (jj) Fair Consideration. The consideration received and to be received by the Seller in exchange for the assignment and transfer of the Transferred Assets is fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Seller;

            (kk) Ability to Pay Debts. Neither as a result of the transactions contemplated by this Purchase Agreement nor the other Transaction Documents nor otherwise does the Seller believe that it will incur debts beyond its ability to pay. After giving effect to the transactions completed hereby, the Seller's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due;

            (ll) Defaults. As of the Closing Date, the Seller is not in default with respect to (i) any recourse indebtedness or guarantees of recourse indebtedness or (ii) any other contractual obligation that would have a material adverse affect on the business or condition (financial or otherwise) of the Seller or on the ability of the Borrower or the Agent to enforce any assignment, transfer and conveyance hereunder;

            (mm) Creation of Security Interest. In the event that the transfer of the Transferred Assets pursuant to the terms of this Purchase Agreement is held not to constitute a "true sale", this Purchase Agreement creates a valid and continuing security interest (as defined in the UCC) in the Transferred Assets in favor of the Borrower, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from such Seller;

            (nn) UCC Classification. The Transferred Containers constitute "goods" or "inventory" within the meaning of the applicable UCC. The Leases constitute "tangible chattel paper" within the meaning of the UCC. The lease receivables constitute "accounts" or "proceeds" of the Leases with the meaning of the UCC;

            (oo) Perfection of Security Interest. The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Transferred Assets granted to the Borrower in this Purchase Agreement. All financing statements filed or to be filed against Seller in favor of the Borrower (and the Agent, as its assignee) in connection herewith contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Borrower and the Agent (as the assignee of the Borrower)"; and

            (pp) All Consents Secured. The Seller has received all necessary consents and approvals required by the terms of the Transferred Assets to the transfer to the Borrower of its interest and rights in such Transferred Assets hereunder.

3.2 REPRESENTATIONS AND WARRANTIES OF BORROWER

        Borrower hereby makes the following representations and warranties for the benefit of the Seller and the Lenders on which the Seller relies in selling the Transferred Assets to and on which the Agent and the Lenders rely in entering into, and making the loans pursuant to, the Loan Agreement. Such representations and warranties speak as of the Closing Date, but shall survive the assignment, transfer and conveyance of the Transferred Assets to Borrower and the pledge of such Transferred Assets to the Agent.

            (a) Organization and Good Standing. Borrower is a company duly organized and validly existing in good standing under the laws of Bermuda, with full corporate power and authority to own and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Purchase Agreement and each other Transaction Document to which it is a party and the transactions contemplated hereby and thereby;

            (b) Due Qualification. Borrower is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of Borrower to perform its obligations under and comply with the terms of this Purchase Agreement or any other Transaction Document to which it is a party;

            (c) Power and Authority. Borrower has the corporate power and authority to execute and deliver this Purchase Agreement and to carry out its terms; and the execution, delivery, and performance of this Purchase Agreement have been duly authorized by Borrower by all necessary corporate action; Borrower will have the power and authority to acquire and will have acquired whatever right title and interest in the Transferred Assets as was conveyed to it by Seller;

            (d) Binding Obligations. This Purchase Agreement and each other Transaction Document to which Borrower is a party, constitute a legal, valid, and binding obligation of Borrower enforceable in accordance with their terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (e) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Purchase Agreement and the other Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the memorandum of association or bye-laws of Borrower, or any material term of any agreement to which Borrower is a party or by which its assets may be bound, or violate any order, rule or regulation applicable to Borrower of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over Borrower or any of its properties;

            (f) No Proceedings or Injunctions. There are (i) no litigation, proceedings or investigations to which Borrower, or any Affiliate of Borrower, is a party pending, or, to the knowledge of Borrower, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of the Notes, this Purchase Agreement or the other Transaction Documents to which Borrower is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Purchase Agreement or the other Transaction Documents to which Borrower is a party, or (C) seeking any determination or ruling that would materially and adversely affect the performance by Borrower of its obligations under, or the validity or enforceability of the Notes, this Purchase Agreement or the other Transaction Documents to which Borrower is a party and (ii) no injunctions, writs, restraining orders, or other orders in effect against Borrower that would adversely effect its ability to perform under the Notes, this Purchase Agreement or the other Transaction Documents to which it is a party;

            (g) No Consents. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by Borrower of the Notes, this Purchase Agreement or the other Transaction Documents to which it is a party have been or will be taken or obtained on or prior to the date hereof;

            (h) Insolvency. Borrower is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this Purchase Agreement; Borrower is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business;

            (i) Principal Place of Business; Trade Names. The chief principal place of business and registered office of Borrower is located at Clarendon House, Church Street, Hamilton HM 11, Bermuda. Borrower has not been known by any name other than "CF Leasing Ltd."; and the Borrower does not have a place of business in the United States.

            (j) No Subsidiaries. Borrower has no Subsidiaries;

            (k) Ordinary Course. The transactions contemplated by this Purchase Agreement are being consummated by the Borrower in good faith and in furtherance of the Borrower's ordinary business purposes and constitute a practical and reasonable course of action by the Borrower designed to improve the financial position of the Borrower, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors;

            (l) Substantive Consolidation. The Borrower: (i) conducts its business in its own name, (ii) maintains its books and records separate from those of any other person, (iii) maintains its bank accounts separate from those of any other person, (iv) maintains separate financial statements, showing its assets and liabilities separate and apart from those of any other person, (v) pays its own liabilities and expenses only out of its own funds, (vi) enters into transactions with an affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate, (vii) allocates fairly and reasonably any overhead expenses that are shared with an affiliate, (viii) holds itself out as a separate entity, (ix) maintains adequate capital in light of its contemplated business operations, (x) observes all other appropriate corporate and other organizational formalities, (xi) does not hold itself out as being liable for the debts of any other person, (xii) does not act other than in its own name and through its duly authorized officers or agents and (xiii) does not take any other action that would be inconsistent with maintaining a separate legal identity from any other person;

            (m) Accounting Treatment. For financial reporting and accounting purposes, the Borrower will treat the Borrower's acquisition from the Seller of the Transferred Assets to Borrower pursuant to this Purchase Agreement as a capital contribution or purchase, or a combination of each, of such Transferred Assets in accordance with the provisions of Section 2.01; and

            (n) Investment Company. Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.3 REPURCHASE OF CONTAINERS BY SELLER; COLLECTION OF CATEGORY 1 RECEIVABLES AND CATEGORY 2 RECEIVABLES

            (a) Upon discovery by any Seller, the Manager, any Lender or Borrower (or any of its successors or assigns) of a breach of any of the Container Representations and Warranties, the Person (including any such successor or assign of such Person) discovering such breach shall give prompt written notice thereof to the applicable Seller, the Manager, the Agent and the Borrower. If such breach materially adversely affects the interests of Borrower, any Lender or the Agent, in any of the Transferred Assets, then unless the breach shall have been cured or waived by the Majority Lenders, within 30 days after the earlier to occur of (i) the Seller's discovery, and (ii) receipt by the Seller of written notice of such breach, Seller shall, at its election, either (i) repurchase such Transferred Containers by paying to the Agent the Warranty Purchase Amount or (ii) replace the affected Transferred Assets with Substitute Containers having a Net Book Value at least equal to the Warranty Purchase Amount of such Predecessor Containers in accordance with Section 2.3 hereof. The Seller shall deposit the Warranty Purchase Amount for each Transferred Container to be repurchased in the Trust Account prior to 10:00 a.m. on the second Business Day prior to the Payment Date following the expiration of such 30-day period.

            (b) To the extent that any Category 1 Receivable or Category 2 Receivable included in the Related Transferred Assets acquired by the Borrower on the Closing Date is not collected in full by December 18, 2002, the related Seller shall pay to the Borrower on such date an amount equal to the then unpaid balance of such Category 1 Receivable or Category 2 Receivable, as the case may be.

                                   ARTICLE IV

                        COVENANTS OF SELLER AND BORROWER

4.1 SELLER COVENANTS

        Each Seller, as to itself, hereby covenants and agrees with Borrower as follows:

            (a) Amalgamation, Merger or Consolidation of, or Assumption of the Obligations of, Seller. Notwithstanding anything in this Purchase Agreement to the contrary, any corporation (i) into which Seller may be amalgamated, merged or consolidated, (ii) resulting from any amalgamation, merger, conversion, or consolidation to which Seller shall be party, or (iii) succeeding to the business of Seller substantially as a whole, will be the successor to Seller under this Purchase Agreement, without the execution or filing of any document or any further act on the part of any of the parties to this Purchase Agreement; provided, however, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 hereof shall have been breached, (y) Seller shall have delivered to Borrower an Officer's Certificate and an Opinion of Counsel each stating that such amalgamation, consolidation, merger, or succession and such agreement of assumption comply with this Section 4.1 and that all conditions precedent, if any, provided for in this Purchase Agreement relating to such transaction have been complied with, and (z) the Seller shall have delivered to the Borrower and Agent an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements or other documents of similar import, and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Borrower in the Transferred Assets, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

            (b) Limitation on Liability of Seller and Others. Seller and any director or officer or employee or agent of Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Purchase Agreement; provided, however, that any such limitation does not affect the obligation of Seller to repurchase or substitute certain Containers pursuant to Section 2.3 hereof. Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the transferor of the Transferred Assets under this Purchase Agreement and that in its opinion may involve it in any expense or liability.

            (c) Books and Records. Seller will, at its own cost and expense, mark its books and records to the effect that the Transferred Assets have been sold to Borrower and subsequently pledged to the Agent.

            (d) Obligations with Respect to Containers. Seller will do nothing to impair the rights of Borrower, the Lenders or the Agent in the Transferred Assets.

            (e) Compliance with Law. Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets or any part thereof; provided, however, that Seller may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of Borrower, the Lenders or the Agent in the Transferred Assets.

            (f) Conveyance of Transferred Assets; Security Interests. Except for the transfers and conveyances hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Transferred Asset, or any interest therein other than the rights of a lessee under a Lease. Seller shall defend the right, title, and interest of Borrower and its successors and assigns in, to, and under the Transferred Assets, against all claims of third parties claiming through or under Seller.

            (g) Notification of Breach. Seller will advise Borrower and Agent promptly, in reasonable detail, upon discovery of the occurrence of any breach by Seller of any of its representations, warranties and covenants contained herein.

            (h) Notice of Liens. Seller shall notify Borrower and Agent promptly after becoming aware of any Lien on the Transferred Assets.

            (i) Transfer Taxes. Seller shall promptly pay all taxes required to be paid in connection with the conveyance of the Transferred Assets, and acknowledges that Borrower shall have no responsibility with respect thereto.

            (j) No Bankruptcy Petition Against Borrower. Seller will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Loan Agreement, this Purchase Agreement and the other Transaction Documents, institute against Borrower, or join any other Person in instituting against Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of any applicable jurisdiction. This paragraph shall survive the termination of this Purchase Agreement.

            (k) Further Assurances. In the event of a recharacterization of the transaction under the circumstances set forth in Section 2.2(d) hereof, Seller will make, execute or endorse, acknowledge and file or deliver to the Borrower and Agent from time to time such UCC financing statements, registration of charges or documents of similar import (including any termination or continuation statements), schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Transferred Assets and other rights covered by this Purchase Agreement, as the Borrower or Agent may request and reasonably require. In such circumstances, the Seller shall take all steps necessary to perfect the Borrower's and the Agent's interest in the Transferred Assets under any applicable international perfection standards that may be adopted after the date of this Purchase Agreement. The Seller shall promptly forward to the Borrower and Agent a copy of the financing statements, registration of charges or documents of similar import filed in connection with the terms of this Section. In such circumstances, the Seller shall, at the request of the Agent, execute such documents and instruments as may be requested to permit the Manager, in accordance with the terms of the Management Agreement to enforce the Leases and any insurance policies obtained by the Lessees with respect to the Transferred Assets.

            (l) Preservation of Security Interest. The Seller shall execute and file UCC financing statements, registration of charges or documents of similar import in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Borrower under this Purchase Agreement and the security interest of the Lenders and the Agent in the Transferred Assets.

            (m) Preservation of Name, etc. The Seller will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement, continuation statement, registration of charges or documents of similar import, filed by the Seller in accordance with, or otherwise required by, this Purchase Agreement invalid, void or otherwise of no force and effect unless (i) the Seller shall have given the Borrower, the Lenders and the Agent at least thirty (30) days' prior written notice thereof and (ii) the Seller shall have filed any necessary financing statements or documents of similar import necessary to continue the effectiveness of any charges, financing statements or documents of similar import referred to in this paragraph (m) or otherwise required pursuant to this Purchase Agreement.

            (n) Preservation of Office. The Seller will give the Borrower the Agent and the Lenders at least thirty (30) days' prior written notice of any relocation of its principal place of business or chief executive office.

            (o) ERISA. The Seller agrees to indemnify, defend and hold the Borrower harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Borrower may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of any Plan of such Seller.

            (p) [Reserved].

            (q) Ownership of Transferred Assets. The Seller agrees to take no action inconsistent with the ownership of the Transferred Assets by the Borrower, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of the Transferred Assets that the Transferred Assets have been sold to the Borrower and to claim no ownership interest in the Transferred Assets.

            (r) Change of Name. If any Seller desires to change its name or structure or in the location of its principal place of business or chief executive office occurs, the Seller shall deliver at least thirty (30) days' prior written notice of such change or relocation to the Agent. No later than five days prior to the effective date of such change or relocation, the Seller shall file such amendments and/or financing statements or documents of similar import as may be required to preserve and protect the Borrower's and Agent's interest in the Transferred Assets.

4.2 BORROWER COVENANTS

        Borrower hereby covenants and agrees with Seller that, prior to each date on which Predecessor Containers are to be repurchased by Seller pursuant to
Section 3.3 hereof, Borrower shall submit to Seller a certificate signed by an Authorized Signatory (a "Borrower Certificate") and completed as to its date. Each Borrower Certificate shall operate as an assignment, without recourse, representation, or warranty, except for the warranty of good title, to Seller of all of Borrower's right, title, and interest in and to such repurchased Predecessor Containers, such assignment being an outright assignment and not for security; and, upon payment of the Warranty Purchase Amount, Seller will thereupon own such Predecessor Containers free of any further obligation to Borrower with respect thereto.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

5.1 CONDITIONS TO BORROWER OBLIGATIONS

        The obligations of Borrower to purchase Transferred Assets on any Transfer Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by Section 2.4(a) hereof):

            (a) All representations and warranties of Seller contained in this Purchase Agreement shall be true and correct in all material respects on the Transfer Date with the same effect as though such representations and warranties had been made on such date. Any breach of any of the Container Representations and Warranties shall constitute a material breach for purposes of this Section 5.1(a);

            (b) All information concerning the Transferred Assets provided to Borrower by Seller shall be true and correct in all material respects;

            (c) Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Purchase Agreement and the other Transaction Documents;

            (d) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Purchase Agreement shall be satisfactory in form and substance to Borrower, and Borrower shall have received from Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Borrower may have reasonably requested;

            (e) No Potential Event of Default, Event of Default or Manager Default shall have occurred and then be continuing or result from the acquisition of such Transferred Containers;

            (f) Borrower has adequate means of financing available in order to complete such purchase; and

            (g) Agent shall have given its prior written consent to the terms and conditions of such transfer.

5.2 CONDITIONS TO SELLER'S OBLIGATIONS

        The obligations of each Seller to convey and contribute its Transferred Assets on the Closing Date shall be subject to the satisfaction of the following conditions:

            (a) All representations and warranties of Borrower contained in this Purchase Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date;

            (b) Borrower shall have performed all other obligations required to be performed by the provisions of this Purchase Agreement and not be in default hereunder;

            (c) No Manager Default shall have occurred and then be continuing or result from the transfer of such Transferred Assets; and

            (d) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Purchase Agreement shall be satisfactory in form and substance to Seller, and Seller shall have received from Borrower copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Seller may reasonably have requested.

                                   ARTICLE VI

                                   TERMINATION

6.1 TERMINATION

        The respective obligations and responsibilities of each Seller and Borrower created by this Purchase Agreement shall terminate upon the termination of the Loan Agreement and the payment of all Outstanding Obligations thereunder.

6.2 EFFECT OF TERMINATION

        No termination or rejection or failure to assume the executory obligations of this Purchase Agreement in the bankruptcy of any Seller or Borrower shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including, without limitation, breaches of representations and warranties by any Seller or Borrower occurring prior to the date of such termination. Without limiting the foregoing, prior to termination, neither the failure of Borrower to deliver an Borrower Certificate pursuant to Section 4.2, nor the failure of any Seller to pay a Warranty Purchase Amount shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV of this Purchase Agreement render an executed conveyance executory.

                                   ARTICLE VII

                            INDEMNIFICATION PAYMENTS

7.1 INDEMNIFICATION

        Each Seller agrees, jointly and severally, to indemnify and hold harmless the Borrower and the Agent and their respective officers, directors, employees and agents (each, an "Indemnified Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including reasonable, out-of-pocket costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct on the part of the Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of
(a) breach of the terms of this Purchase Agreement or any other Transaction Document to which it is a party, (b) a breach by such Seller of any of its covenants set forth in this Purchase Agreement or any other Transaction Document to which it is a party, (c) any information certified in any schedule delivered by such Seller being untrue in any material respect as of the date of such certification or (d) any representation or warranty of such Seller proven to have been false or misleading in any material respect when made or deemed made herein or in any Transaction Document; provided that the foregoing indemnity shall in no way be deemed to impose on such Seller any obligation, other than to the extent specifically set forth in this Section 7.1, to reimburse an Indemnified Party for losses arising solely from the failure of the Transferred Assets to generate sufficient funds to repay the Outstanding Obligations. The obligations of the Seller under this Section 7.1 shall survive the termination of this Purchase Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.1 AMENDMENT

        This Purchase Agreement may be amended, modified or waived from time to time only by a written instrument signed by the Seller and Borrower only with the prior written consent of the Agent and all of the Lenders.

8.2 GOVERNING LAW

        This Purchase Agreement and any amendment hereof pursuant to Section 8.1 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Purchase Agreement shall be determined in accordance with such laws.

8.3 NOTICES

        All demands, notices, and communications under this Purchase Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile or telex with appropriate evidence of receipt (a) in the case of CEBL, at the following address: Cronos Equipment (Bermuda) Limited, Clarendon House, Church Street, Hamilton HM 11, Bermuda, Attn: Secretary, Telephone: 441 295-1422, Telefax: 441 292-4720, with a copy to: Cronos Containers Limited, The Ice House, Dean Street,

Marlow, Buckinghamshire SL7 3AB, England, Attn: Peter J. Younger, Telephone: 44 1628-405580, Telefax: 44 1628-405648, and (b) in the case of the Borrower at the following address: CF Leasing Ltd., Clarendon House, Church Street, Hamilton HM 11, Bermuda, Attn: Secretary, Telephone: 441 295-1422, Telefax: 441 292-4720, with a copy to: Cronos Containers Limited, The Ice House, Dean Street, Marlow, Buckinghamshire SL7 3AB, England, Attn: Peter J. Younger, Telephone: 44 1628-405580, Telefax: 44 1628-405648. Copies of all notices to all parties (without duplication) shall be delivered to the Agent, at the following address:
Fortis Bank (Nederland) N.V., Coolsingel 93/1 P.O. Box 749, 3000 AS Rotterdam, The Netherlands, Telephone: + 31 10 401 6160, Telefax: + 31 10 401 6014
Attention: Menno van Lacum. Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 8.3 for giving notice and by otherwise complying with any applicable terms of this Purchase Agreement.

8.4 SEVERABILITY OF PROVISIONS

        If any one or more of the covenants, agreements, provisions, or terms of this Purchase Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Purchase Agreement and shall in no way affect the validity or enforceability of the other provisions of this Purchase Agreement.

8.5 ASSIGNMENT

        Notwithstanding anything to the contrary contained in this Purchase Agreement, this Purchase Agreement may not be assigned by Seller except as provided in Section 4.1(a), without the prior written consent of Borrower and all of the Lenders and, except as provided in Section 2.2(e), this Purchase Agreement may not be assigned by Borrower without the prior written consent of each Seller and all of the Lenders. Whether or not expressly stated, all representations, warranties, covenants and agreements of each Seller and Borrower in this Purchase Agreement, or in any document delivered by any of them in connection with this Purchase Agreement, shall be for the benefit of, and shall be exercisable by, the Agent on behalf of the Lenders.

8.6 FURTHER ASSURANCES

        Each Seller and Borrower agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are required to carry into effect the purposes of this Purchase Agreement or to better assure and confirm unto the Agent or the Lenders their rights, powers and remedies hereunder.

8.7 NO WAIVER; CUMULATIVE REMEDIES

        No failure to exercise and no delay in exercising, on the part of Borrower or any Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

8.8 COUNTERPARTS

        This Purchase Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Purchase Agreement by facsimile or by electronic means shall be equally effective as the delivery of an originally executed counterpart.

8.9 BINDING EFFECT; THIRD-PARTY BENEFICIARIES

        This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.10 MERGER AND INTEGRATION; CONTINUED FORCE AND EFFECT OF PRIOR PURCHASE AGREEMENT

        Except as specifically stated otherwise herein, this Purchase Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Purchase Agreement. This Purchase Agreement may not be modified, amended, waived or supplemented except as provided herein.

8.11 HEADINGS

        The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

8.12 SCHEDULES AND EXHIBITS

        The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Purchase Agreement and are incorporated into this Purchase Agreement for all purposes.

8.13 GENERAL INTERPRETIVE PRINCIPLES

        For purposes of this Purchase Agreement except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Purchase Agreement have the meanings assigned to them in this Purchase Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

            (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Purchase Agreement;

            (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

            (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Purchase Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

8.14 THIRD PARTY BENEFICIARIES

        The Agent shall be a third party beneficiary and shall be entitled to enforce its rights as if it were a party hereto.

8.15 CONSENT TO JURISDICTION

        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE SELLER OR THE BORROWER ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND BOTH THE SELLER AND THE BORROWER HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS PURCHASE AGREEMENT, EACH SELLER AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH SELLER AND THE BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEMS, HAVING AN ADDRESS AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, 10011, ITS TRUE AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF RECEIVING AND FORWARDING LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH SELLER AND THE BORROWER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON. PURSUANT TO NEW YORK GENERAL OBLIGATION LAW SECTION 5-1402, EACH SELLER AND THE BORROWER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF

SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS PURCHASE AGREEMENT AND THE LOAN AGREEMENT SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, EACH SELLER OR THE BORROWER, AS THE CASE MAY BE, SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE AGENT AND SHALL PROMPTLY DELIVER TO THE AGENT EVIDENCE IN WRITING OF SUCH OTHER AGENT'S ACCEPTANCE OF SUCH APPOINTMENT.

8.16 JUDGMENT CURRENCY

        This is an international financing transaction in accordance with which the specification of Dollars is of the essence, and Dollars shall be the currency of account hereunder and in the case of all obligations under the Transaction Documents. The payment obligations of the Borrower, Seller, Manager and Agent under the Transaction Documents shall not be discharged by an amount paid in a currency, or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the specified place of payment under normal banking procedures does not yield the amount of Dollars, in such place, due under the governing Transaction Documents. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in the specified place of payment, the obligee of such payment shall have a separate cause of action against the party making the same for the additional amount necessary to yield the amount due and owing under such Transaction Documents. If, for the purpose of obtaining a judgment in any court with respect to any obligation of a party under any of the Transaction Documents or any of the agreements contemplated thereby, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the respective judgment debtor agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York, New York, in accordance with normal banking procedures will result in the amount then due under the respective Transaction Document in Dollars. Any amount due from the respective judgment debtor shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of any Transaction Document. In no event, however, shall the respective judgment debtor be required to pay a larger amount in such other currency, at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under the respective Transaction Document, so that in any event the obligations of the respective judgment debtor under the Transaction Document will be effectively maintained as Dollar obligations.

8.17 WAIVER OF JURY TRIAL

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY

HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS PURCHASE AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

8.18 WAIVER OF IMMUNITY

        To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Purchase Agreement, the other Transaction Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Transaction Documents and mandatory requirements of applicable law.

                            [Signature page follows.]

        IN WITNESS WHEREOF, the Seller and the Borrower have caused this Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            CRONOS EQUIPMENT (BERMUDA) LIMITED


                                            By: /s/ Peter J. Younger
                                               ---------------------------------
                                            Name: Peter J. Younger
                                            Title: Director

                                            CF LEASING LTD.


                                            By: /s/ Dennis J. Tietz
                                               ---------------------------------
                                            Name: Dennis J. Tietz
                                            Title: Director